UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2005

MIRAVANT MEDICAL TECHNOLOGIES
(Exact name of registrant as specified in its charter)

DELAWARE	0-25544	77-0222872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7408 Hollister Avenue
Santa Barbara, CA 93117
(Address of principal executive offices, including zip code)

(805) 685-9880
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2005, Miravant Medical Technologies (the “Company”) entered into a consulting arrangement with Robert J. Sutcliffe, the Company’s current Chairman of the Board of Directors. Pursuant to the consulting arrangement, Mr. Sutcliffe is expected to advise and assist the Company on its strategic initiatives, including without limitation, fundraising and corporate partnering and licensing activities. The initial term of the consulting arrangement will run through December 31, 2005. Mr. Sutcliffe will receive compensation in the amount of $125,000 payable in two installments of $62,500 on August 17, 2005 and October 17, 2005. The arrangement is subject to renewal for periods beginning on January 1, 2006 at the option of the Board of Directors of the Company. Mr. Sutcliffe will continue his other regular duties as Chairman of the Board of Directors.

    A copy of the consulting agreement between the Company and Mr. Sutcliffe will be included in the Company's next Form 10-Q quarterly report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRAVANT MEDICAL TECHNOLOGIES

By:	/s/ John M. Philpott
John M. Philpott Chief Financial Officer

Date: August 23, 2005